Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES RECORD EPS OF $1.42 AND NET INCOME ATTRIBUTABLE TO ALTISOURCE OF
$36 MILLION IN THE THIRD QUARTER 2013

Luxembourg, October 24, 2013 - Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today reported record third quarter 2013 service revenue of $180.4 million and net income attributable to shareholders of $36.0 million, or $1.42 per diluted share. Service revenue for the third quarter 2013 increased by 52% compared to the third quarter 2012 and 12% compared to the second quarter 2013.  Net income attributable to Altisource for the third quarter 2013 increased 33% compared to the third quarter 2012 and 16% compared to the second quarter 2013.

The growth in service revenue and earnings is primarily driven by the Homeward Residential, Inc. (“Homeward”) and Residential Capital, LLC (“ResCap”) loans that Ocwen Financial Corporation (“Ocwen”) boarded onto the REALServicing® platform during 2013 and growth in the mortgage charge-off collections business and customer relationship management business.

Third quarter highlights include:

•                  The average number of loans serviced by Ocwen on REALServicing totaled 1.2 million loans in the third quarter 2013 compared to 0.8 million loans in the third quarter 2012;

•                  Cash flows from operating activities totaled $67.2 million, or 37% of service revenue, in the third quarter 2013 compared to $43.1 million, or 36% of service revenue, in the third quarter 2012;

•                  On August 21, 2013, Altisource announced the acquisition of Equator, LLC, a national leader in mortgage and real estate related business process management solutions at an initial price of $70.0 million plus contingent earn-out consideration of up to an additional $80.0 million over three years, subject to Equator, LLC achieving annual performance targets;

•                  Altisource Residential (“Residential”), the company we provide rental management services to under a 15-year services agreement, increased its loan and REO portfolio from 1,372 at June 30, 2013 to 6,234 on September 30, 2013 (including announced acquisitions closed in October 2013); and

•                  Altisource acquired 266,300 shares of its common stock during the third quarter 2013 at an average price of $134.86 per share.

“We are very pleased with our third quarter results and our execution against plan.  With our focus on developing marketplaces for the very large real estate and mortgage spaces, we believe that we have exciting growth prospects,” said Chairman William Erbey.

William Shepro, Chief Executive Officer, further commented “Our strong service revenue, net income and cash flow growth provide us with the resources to grow our existing businesses, to invest in new businesses and to repurchase our common stock.”

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss third quarter results.  A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource:

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Additional information is available at www.altisource.com.

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Service revenue
Mortgage Services	$134,317	$90,607	$350,581	$259,926
Financial Services	27,168	15,283	66,259	49,100
Technology Services	25,175	19,076	70,189	53,984
Eliminations	(6,268)	(6,364)	(17,411)	(17,820)
	180,392	118,602	469,618	345,190
Reimbursable expenses	29,496	24,326	73,061	77,846
Non-controlling interests	947	1,060	3,093	4,223
Total revenue	210,835	143,988	545,772	427,259
Cost of revenue	104,765	69,961	275,134	200,939
Reimbursable expenses	29,496	24,326	73,061	77,846
Gross profit	76,574	49,701	197,577	148,474
Selling, general and administrative expenses	31,519	18,452	80,027	54,485
Income from operations	45,055	31,249	117,550	93,989
Other income (expense), net:
Interest expense	(6,188)	(10)	(14,302)	(39)
Other income (expense), net	(253)	(257)	529	(900)
Total other income (expense), net	(6,441)	(267)	(13,773)	(939)
Income before income taxes and non-controlling interests	38,614	30,982	103,777	93,050
Income tax provision	(1,659)	(2,898)	(6,227)	(8,493)
Net income	36,955	28,084	97,550	84,557
Net income attributable to non-controlling interests	(947)	(1,060)	(3,093)	(4,223)
Net income attributable to Altisource	$36,008	$27,024	$94,457	$80,334

Earnings per share:
Basic	$1.56	$1.16	$4.07	$3.44
Diluted	$1.42	$1.08	$3.77	$3.23

Weighted average shares outstanding:
Basic	23,025	23,338	23,185	23,347
Diluted	25,333	25,016	25,070	24,895

Transactions with related parties:
Revenue	$143,557	$86,558	$354,889	$257,491
Selling, general and administrative expenses	720	621	2,133	1,801
Other income	—	—	773	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$212,585	$105,502
Accounts receivable, net	83,851	88,955
Prepaid expenses and other current assets	13,760	7,618
Deferred tax assets, net	1,775	1,775
Total current assets	311,971	203,850

Premises and equipment, net	59,464	50,399
Deferred tax assets, net	4,073	4,073
Intangible assets, net	242,088	56,586
Goodwill	14,915	14,915
Investment in Correspondent One	—	12,729
Loan to Ocwen	—	75,000
Other assets	15,243	11,674

Total assets	$647,754	$429,226

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$66,848	$58,976
Current portion of long-term debt	4,000	2,000
Current portion of capital lease obligations	—	233
Other current liabilities	9,371	10,423
Total current liabilities	80,219	71,632

Long-term debt, less current portion	392,708	196,027
Other non-current liabilities	1,296	1,738

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 issued and 22,866 outstanding as of September 30, 2013; 25,413 issued and 23,427 outstanding as of December 31, 2012)	25,413	25,413
Additional paid-in-capital	88,949	86,873
Retained earnings	209,783	124,127
Treasury stock, at cost (2,547 shares as of September 30, 2013 and 1,986 shares as of December 31, 2012)	(151,861)	(77,954)
Altisource equity	172,284	158,459

Non-controlling interests	1,247	1,370
Total equity	173,531	159,829

Total liabilities and equity	$647,754	$429,226